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                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                ---------------------------   ---------------------------
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1997           1996           1997           1996
                                                ------------   ------------   ------------   ------------
DILUTED
Average shares outstanding....................     35,104          9,560          33,552         7,418
Net effect of dilutive stock options(1).......        498             --              --            --
Totals........................................     35,602          9,560          33,552         7,418
Net income (loss).............................    $ 1,161        $(3,525)       $(10,996)      $(8,799)
Net income (loss) per share -- diluted........    $   .03        $ (0.37)       $  (0.33)      $ (1.19)

                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                ---------------------------   ---------------------------
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1997           1996           1997           1996
                                                ------------   ------------   ------------   ------------
BASIC
Average shares outstanding....................     35,104          9,560          33,552         7,418
Net income (loss).............................    $ 1,161        $(3,525)       $(10,996)      $(8,799)
Net income (loss) per share -- basic..........    $   .03        $ (0.37)       $  (0.33)      $ (1.19)

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(1) Computed based on the treasury stock method using the average market price for each applicable period. Amounts excluded from the 1996 and six month 1997 computations, since impact is antidilutive.

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